                                                                    Exhibit 10.3


                             MASTER LEASE AGREEMENT

                                     BETWEEN

                             BLUE RHINO CORPORATION,

                                    LANDLORD,

                                       AND

                   R4 TECHNICAL CENTER - NORTH CAROLINA, LLC,

                                     TENANT

                                       FOR

                               PREMISES LOCATED AT

                              1309 BUCK SHOALS ROAD

                          YADKIN COUNTY, NORTH CAROLINA

                                TABLE OF CONTENTS

                                                                           PAGE

Article 1 Definitions........................................................1
     1.1      Additional Rent................................................1
     1.2      Affiliate......................................................1
     1.3      Agents.........................................................1
     1.4      Alterations....................................................1
     1.5      Base Rent......................................................1
     1.6      Buildings......................................................2
     1.7      Calendar Year..................................................2
     1.8      Commencement Date..............................................2
     1.9      Equipment......................................................2
     1.10     Event of Default...............................................2
     1.11     Expiration Date................................................2
     1.12     Herein, hereafter, hereunder and hereof........................2
     1.13     Interest Rate..................................................2
     1.14     Land...........................................................2
     1.15     Lease Year.....................................................2
     1.16     Mortgage.......................................................3
     1.17     Mortgagee......................................................3
     1.18     Permitted Use..................................................3
     1.19     Premises.......................................................3
     1.20     Project........................................................3
     1.21     Rent...........................................................3
     1.22     Rules and Regulations..........................................3
     1.23     Security Deposit...............................................3
     1.24     Substantial Part...............................................3
     1.25     Taxes..........................................................3
     1.26     Term...........................................................3

Article 2 The Premises and Additional Equipment..............................3
     2.1      Lease of Premises..............................................3
     2.2      Covenants of Record............................................4
     2.3      Additional Equipment...........................................4
     2.4      Ordering, Delivery and Acceptance of Additional Equipment......4

Article 3 Term and Purchase Options..........................................5
     3.1      Term...........................................................5
     3.2      Termination for Failure to Close...............................5
     3.3      Option to Purchase at End of Lease.............................5
     3.4      Early Buy-out  Price...........................................7
     3.5      Independent Appraisal..........................................7
Article 4 Rent...............................................................7
     4.1      Base Rent......................................................7
     4.2      Payment of Base Rent...........................................8

     4.3      Additional Rent................................................8
     4.4      Net Lease......................................................8

Article 5 Security Deposit...................................................9
     5.1      General........................................................9
     5.2      Application of Security Deposit................................9
     5.3      Escrow Agreements..............................................9

Article 6 Taxes.............................................................10
     6.1      Payment of Taxes..............................................10
     6.2      Estimated Payments............................................10
     6.3      Actual Taxes..................................................10
     6.4      Tax Escrow....................................................11

Article 7 Use...............................................................11
     7.1      Use of Premises and Additional Equipment......................11
     7.2      [Intentionally Omitted].......................................11

Article 8 Assignment and Subletting.........................................11
     8.1      Consent Required..............................................11
     8.2      Exception for Affiliates......................................11
     8.3      Tenant to Remain Liable.......................................12

Article 9 Maintenance and Repair; Operation of Premises.....................12
     9.1      Tenant's Obligation...........................................12
     9.2      Landlord's Right to Maintain or Repair........................13
     9.3      Approval of Service Contracts.................................13
     9.4      Security......................................................13
     9.5      Assignment of Warranties......................................13

Article 10 Alterations......................................................13
     10.1     Alterations...................................................13
     10.2     Removal of Alterations........................................14

Article 11 Mechanic's Liens.................................................14

Article 12 Signs............................................................15

Article 13 Tenant's Equipment and Property..................................15
     13.1     Moving Tenant's Property......................................15
     13.2     Installing and Operating Tenant's Equipment...................15

Article 14 Right of Entry...................................................15

Article 15 Insurance........................................................16
     15.1     Insurance Rating..............................................16
     15.2     Liability Insurance...........................................16
     15.3     Insurance for Personal Property...............................16
     15.4     Requirements of Insurance Coverage............................16
     15.5     Waiver of Subrogation.........................................17
     15.6     Landlord's Insurance..........................................17
     15.7     Reimbursement for the Cost of Landlord's Insurance............17

Article 16 Utilities........................................................17
     16.1     Payment of Utilities..........................................17
     16.2     No Back-Up Systems............................................18

Article 17 Liability of Landlord............................................18
     17.1     Limit on Landlord's Liability.................................18
     17.2     Personal Property at Tenant's Risk; No Consequential Damages..18

Article 18 Rules and Regulations............................................18

Article 19 Damage; Condemnation.............................................19
     19.1     Damage to the Premises........................................19
     19.2     Condemnation..................................................20

Article 20 Default..........................................................20
     20.1     Events of Default.............................................20
     20.2     Landlord's Remedies...........................................21
     20.3     Rights Upon Possession........................................22
     20.4     No Waiver.....................................................22
     20.5     Right of Landlord to Cure Tenant's Default....................22
     20.6     Late Payment..................................................23
     20.7     Landlord Default..............................................23

Article 21 Mortgages........................................................23
     21.1     Subordination.................................................23
     21.2     Mortgagee Protection..........................................24
     21.3     Modification Due to Financing.................................24

Article 22 Surrender; Holding Over; Prorations..............................24
     22.1     Surrender of the Premises.....................................24
     22.2     Holding Over..................................................25
     22.3     Prorations....................................................25

Article 23 Quiet Enjoyment..................................................25

Article 24 Tenant's Covenants Regarding Hazardous Materials.................26
     24.1     Definition....................................................26
     24.2     Existing Hazardous Materials..................................26
     24.3     General Prohibition...........................................26
     24.4     Indemnification...............................................27
     24.5     Notice........................................................27
     24.6     Survival......................................................28

Article 25 Miscellaneous....................................................28
     25.1     No Representations by Landlord................................28
     25.2     No Partnership................................................28
     25.3     Brokers.......................................................28
     25.4     Estoppel Certificate..........................................28
     25.5     No Counterclaims..............................................29
     25.6     Notices.......................................................29
     25.7     Invalidity of Particular Provisions...........................29
     25.8     Gender and Number.............................................29

     25.9     Benefit and Burden............................................29
     25.10    Entire Agreement..............................................29
     25.11    Authority.....................................................30
     25.12    Attorneys' Fees...............................................30
     25.13    Interpretation................................................30
     25.14    No Personal Liability; Sale...................................30
     25.15    Force Majeure.................................................30
     25.16    Headings......................................................31
     25.17    Memorandum of Lease...........................................31
     25.18    Effectiveness.................................................31
     25.19    Governing Law.................................................31



LIST OF EXHIBITS

Exhibit A                  Legal Description of the Land
Exhibit B                  Description of the Buildings
Exhibit C                  Description of the Equipment
Exhibit D                  Rules and Regulations

Appendix A                 Equipment Schedule

                             MASTER LEASE AGREEMENT

     THIS MASTER LEASE AGREEMENT (this "Lease") is made as of the 30th day of September, 2001, by and between BLUE RHINO CORPORATION, a Delaware corporation ("Landlord"), and R4 TECHNICAL CENTER B NORTH CAROLINA, LLC, a Delaware limited liability company ("Tenant").

                                R E C I T A L S:

     A. Contemporaneously with the execution of this Lease, Landlord and Tenant are entering into, among other things, an Agreement to Purchase and Sell Real Property (the "Contract"), pursuant to which Tenant shall sell, and Landlord shall purchase, the Land, the Buildings and the Equipment (each as defined below) pursuant to, and in accordance with, the terms of such Contract; and

     B. Landlord has agreed to lease back to Tenant, and Tenant has agreed to lease from Landlord, the Land, the Buildings and the Equipment pursuant to, and in accordance with, the terms and conditions of this Lease.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, Landlord and Tenant covenant and agree as follows:

                             ARTICLE 1 DEFINITIONS

     The following capitalized terms, when used in this Lease, shall have the meanings set forth below. Other capitalized terms used in this Lease shall have the meanings as set forth in the text of the Lease.

     1.1 Additional Rent. As defined in Section 4.3.

     1.2 Affiliate. Any successor to Tenant upon merger, reorganization or consolidation and any other entity now or hereafter that (i) controls Tenant or any successor to Tenant, (ii) is controlled by Tenant or any successor to Tenant, or (iii) is controlled by the same entity that controls Tenant or any successor to Tenant.

     1.3 Agents. Officers, partners, directors, employees, agents, licensees, customers, contractors and invitees.

     1.4 Alterations. Alterations, decorations, additions or improvements of any kind or nature to the Premises or to any Additional Equipment (as defined in Section 2.4), whether structural or non-structural, interior, exterior or otherwise, that are made by Tenant or its Agents on or after the Commencement Date, including any "Allowed Alterations" (as defined in Section 10.1). "Alterations" shall not include any of Tenant's personal property.

     1.5 Base Rent. The Base Rent for the Premises shall be as follows:


         Lease Year          Annual Base Rent           Monthly Installment
    -----------------------------------------------------------------------

    First                       $759,884.00                 $63,324.00
    Second                      $759,884.00                 $63,324.00
    Third                       $759,884.00                 $63,324.00



The Base Rent for any Additional Equipment shall be as provided in the Equipment Schedule with respect to such Additional Equipment.

     1.6 Buildings. The four (4) buildings located on the Land, consisting of
(i) the office building containing approximately 4,930 square feet, (ii) the production building containing approximately 23,900 square feet, (iii) the warehouse building containing approximately 17,955 square feet, and (iv) the service building containing approximately 4,800 square feet, all as more particularly described in Exhibit B, all alterations, additions, improvements, restorations and replacements made thereto, and all other improvements located on the Land.

     1.7 Calendar Year. A period of twelve (12) months commencing on each January 1 during the Term, except that the first Calendar Year shall be that period from and including the Commencement Date through December 31 of that same year, and the last Calendar Year shall be that period from and including the last January 1 of the Term through the earlier of the Expiration Date or date of Lease termination.

     1.8 Commencement Date. The day after the "Closing Date" (as hereafter defined). The term "Closing Date" means the date of closing of the Agreement to Purchase and Sell Real Property, dated as of September 30, 2001 between Landlord (as purchaser) and Tenant (as seller), pursuant to which the Land, the Buildings and the Equipment will be sold to Landlord.

     1.9 Equipment. The equipment, as more particularly described in Exhibit C, installed in the Buildings and all additions thereto and substitutions and replacements therefor.

     1.10 Event of Default. As defined in Section 20.1.

     1.11 Expiration Date. The last day of the third Lease Year.

     1.12 Herein, hereafter, hereunder and hereof. Under this Lease, including all Exhibits.

     1.13 Interest Rate. Per annum interest rate listed as the base rate on corporate loans at large U.S. money center commercial banks as published from time to time under "Money Rates" in the Wall Street Journal plus two percent (2%), but in no event greater than the maximum rate permitted by law. In the event the Wall Street Journal ceases to publish such rates, Landlord shall choose at Landlord's reasonable discretion a similar publication which publishes such rates.

     1.14 Land. The parcel of land more particularly described in Exhibit A and all rights, easements and appurtenances thereunto belonging or pertaining.

     1.15 Lease Year. The first "Lease Year" shall begin on the Commencement Date. If the Commencement Date is the first day of a month, the first Lease Year will end twelve (12) full calendar months after the Commencement Date. If the Commencement Date is a day other than the first day of a month, the first Lease Year will end on the last day of the month in which the first anniversary of the Commencement Date occurs. Each subsequent Lease Year shall commence on the day immediately following the last day of the preceding Lease Year, and shall continue for a period of twelve (12) full calendar months.

     1.16 Mortgage. Any mortgage, deed of trust, security interest or title retention interest affecting the Buildings, the Equipment or the Land.

     1.17 Mortgagee. The holder of any note or obligation secured by a mortgage, deed of trust, security interest or title retention interest affecting the Buildings, the Equipment or the Land, including lessors under ground leases, sale-leasebacks and lease-leasebacks.

     1.18 Permitted Use. Operation of a propane tank filling facility, together with attendant office, maintenance and storage facilities, and such other lawful uses as long as these uses do not impair the value or character of the Premises or pose a health or safety risk.

     1.19 Premises. The Land, the Buildings and the Equipment.

     1.20 Project. The Land and all improvements located thereon.

     1.21 Rent. Base Rent and Additional Rent.

     1.22 Rules and Regulations. The rules and regulations set forth in Exhibit D attached hereto and made a part hereof, as the same may be amended or supplemented from time to time pursuant to Article 18.

     1.23 Security Deposit. $50,000.

     1.24 Substantial Part. More than fifty percent (50%) of the rentable square feet of any Building.

     1.25 Taxes. As defined in Section 6.1.

     1.26 Term. As defined in Section 3.1.

                ARTICLE 2 THE PREMISES AND ADDITIONAL EQUIPMENT

     2.1 Lease of Premises. In consideration of the agreements contained herein, Landlord hereby leases the Premises to Tenant, and Tenant hereby leases the Premises from Landlord, for the Term and upon the terms and conditions hereinafter provided.

     2.2 Acceptance of the Premises. As of the date hereof, Tenant is the owner and occupant of the Premises. At the commencement of the Term hereunder, Tenant shall continue to use and occupy the Premises in their "as is" condition, and Landlord shall not be required to make any repairs or improvements to the Premises other than as provided elsewhere in this Lease.

     2.3 Covenants of Record. The Premises are leased subject to, and Tenant agrees not to violate, all present and future covenants, conditions and restrictions of record which affect the Land; provided, however, that Landlord shall not voluntarily impose any future covenant, condition or restriction that impairs Tenant's right of quiet enjoyment hereunder.

     2.4 Additional Equipment. In consideration of the agreements contained herein, Landlord hereby further leases to Tenant, and Tenant hereby further leases from Landlord, additional equipment described in one or more equipment schedules (each, an "Equipment Schedule") substantially in the form of Appendix A attached hereto, that may hereafter be executed by Landlord and Tenant (such additional equipment, together with all replacement parts, repairs, additions, substitutions and accessories shall be referred as to the "Additional Equipment") on the terms and conditions contained in this Lease and in any Equipment Schedule. This Lease and each of the terms, covenants, conditions, provisions and agreements contained herein shall be incorporated into each Equipment Schedule in full to the same extent as if each of the terms, covenants, conditions, provisions and agreements had been repeated and set forth in full therein, and this Lease shall control and be effective as to all such Equipment Schedules except to the extent that this Lease may be inconsistent with the terms and provisions of such Equipment Schedule, in which event the terms and provisions of such Equipment Schedule shall prevail. Each Equipment Schedule shall constitute a separate lease and a distinct and independent obligation of Tenant.

     2.5 Ordering, Delivery and Acceptance of Additional Equipment.

          (i) In the event Tenant desires to lease from Landlord any Additional Equipment, Tenant shall deliver to Landlord an Equipment Schedule with respect to such Additional Equipment, the first four items of which Equipment Schedule shall have been completed in full by Tenant. Delivery of such an Equipment Schedule to Landlord shall constitute a request of Landlord to order the Additional Equipment from the supplier named on the Equipment Schedule and to arrange for delivery of the Additional Equipment to Tenant at Tenant's expense, and to lease the Additional Equipment to Tenant. If the Additional Equipment is not delivered to and accepted by Tenant in form satisfactory to Landlord within ninety
               (90) days (or such longer period of time agreed to in writing by Landlord) from the date Landlord orders the Additional Equipment, Landlord may terminate the applicable Equipment Schedule and its obligations thereunder. Tenant waives any requirement of Landlord to furnish Tenant a copy of Landlord's purchase order for the Additional Equipment.

          (ii) Tenant shall, as Landlord's agent, immediately inspect the Additional Equipment after it is delivered and installed. Tenant agrees that on the date the Additional Equipment is available for first use (the "Acceptance Date"), it shall execute and deliver to Landlord a written notice of Tenant's acceptance of the Additional Equipment. Notwithstanding the foregoing, unless Tenant shall notify Landlord in writing to the contrary within five (5) days after the Acceptance Date, Tenant shall be deemed to have unconditionally, irrevocably and finally accepted the Additional Equipment. However, Tenant's confirmation to Landlord, by telephone or other means, of the delivery and acceptance of the Additional Equipment to and by Tenant in all respects shall constitute Tenant's acknowledgement of its receipt of the Additional

               Equipment in good working condition, that all installation and other work necessary prior to use thereof have been completed and that Tenant has inspected the Additional Equipment and found it to be satisfactory in all respects. Tenant understands that Landlord will be relying upon such confirmation by Tenant as a condition of making payment for the Additional Equipment and, therefore, such confirmation shall supersede any notice from Tenant to the contrary received by Landlord within the above five-day period after the Acceptance Date.

         (iii) The Term of any Equipment Schedule to which this Lease relates shall commence on the Acceptance Date and shall be of such duration as is prescribed in such Equipment Schedule. Any Security Deposit as provided in any Equipment Schedule shall be payable upon the execution of the applicable Equipment Schedule. Base Rent payments shall commence on the first day of the month following the Acceptance Date unless the Acceptance Date is the first day of the applicable period, in which case Base Rent payments shall commence on the first day of the applicable period. Any Security Deposit shall secure all obligations of Tenant hereunder and may be applied at Landlord's discretion to any past due obligation of Tenant and to the extent not applied shall be returned to Tenant, without interest, at the expiration of the applicable Equipment Schedule.

                      ARTICLE 3 TERM AND PURCHASE OPTIONS

     3.1 Term. The term of this Lease (the "Term") shall commence on the Commencement Date and expire at midnight on the Expiration Date, unless otherwise provided in an Equipment Schedule with respect to Additional Equipment. If requested by Landlord, Tenant shall, within fifteen (15) days of a request made after the Commencement Date, sign a declaration acknowledging the Commencement Date and the Expiration Date.

     3.2 Termination for Failure to Close.

          (i) If the Closing Date does not occur because of Landlord's default under the Contract, this Lease shall terminate and neither party shall have any further rights or obligations hereunder.

         (ii) If the Closing Date does not occur because of Tenant's default under the Contract, this Lease shall terminate and neither party shall have any further rights or obligations hereunder; provided, however, that, if Landlord elects to specifically enforce the Contract, Landlord also shall have the remedy of specific performance with respect to this Lease if and when Closing occurs.

     3.3 Option to Purchase at End of Lease. Subject to the provisions set forth in this Section 3.3 and so long as no Event of Default shall have occurred and be continuing, Tenant shall have the option (the "End of Term Purchase Option") on the Expiration Date to purchase all, but not less than all, of the Premises and any Additional Equipment for a purchase price (the "Option Price") equal to the sum of (i) the amount paid by Landlord for the Premises under the Contract and (ii) the amount paid by Landlord for any Additional Equipment. The Option Price shall be paid by Tenant to Landlord pursuant to a promissory note (the "Note") bearing interest at the rate of thirteen percent (13%) per annum on the unpaid principal balance and payable in 120 consecutive equal monthly installments of principal and interest in amounts sufficient to fully amortize the Option Price over the term of the Note. Tenant's obligation to repay the Note shall be secured by (i) a perfected first lien security interest in the Premises, as evidenced by a duly executed and recorded deed of trust on the Premises (the "Mortgage"), (ii) a perfected first lien security interest in the Equipment and any Additional Equipment, as evidenced by duly executed and filed UCC financing statements (the "Financing Statements"), and (iii) such other documents and instruments as are deemed reasonably necessary by Landlord to evidence Tenant's obligation to pay the Option Price and to secure that obligation with a perfected first lien security interest in the Premises and any Additional Equipment (the "Other Instruments"). The Note, the Mortgage, the UCC Financing Statements and the Other Instruments (collectively, the "Documents") shall (a) be prepared by Landlord, (b) contain such terms and conditions as are customary for a commercial loan made by a third-party financial institution secured by real property and equipment and (c) be reasonably acceptable to Tenant. The costs of preparing, drafting, recording, filing and closing on the Documents (including, without limitation, Landlord's attorney's fees and expenses) shall be borne exclusively by Tenant. To exercise the End of Term Purchase Option, Tenant shall deliver to Landlord irrevocable written notice not less than one hundred twenty
(120) days and not more than one hundred eighty (180) days prior to the Expiration Date. Closing on the purchase of the Premises and any Additional Equipment by Tenant pursuant to the End of Tem Purchase Option shall occur on the date immediately following the Expiration Date and be held at the offices of the attorneys for Landlord. Subject to execution and delivery by Tenant of the Documents and the payment by Tenant of any unpaid Rent through and including the Expiration Date, at the closing Landlord shall, subject to all of its rights under the Documents, (i) transfer all of its right, title and interest in and to the Premises and any Additional Equipment to Tenant on an "as is, where is" basis and without recourse or warranty, and (ii) at the sole cost and expense of Tenant, execute and deliver to Tenant a quitclaim deed and such other documents as Tenant may reasonably request to evidence the transfer of all of Landlord's right, title and interest in and to the Premises and any Additional Equipment.

     3.4 Option to Purchase during Term of Lease. Subject to the provisions set forth in this Section 3.4 and so long as no Event of Default shall have occurred and be continuing, Tenant shall have the option (the "Early Buy-out Option") at any time after the first Lease Year to purchase all, but not less than all, of the Premises and any Additional Equipment for the Early Buy-out Price (as defined in Section 3.5). To exercise the Early Buy-out Option, Tenant shall deliver to Landlord irrevocable written notice not less than ninety (90) days and not more than one hundred twenty (120) days prior to the date specified in such written notice for the closing on the purchase by Tenant of the Premises and any Additional Equipment (the "Purchase Date"). If Tenant shall have exercised the Early Buy-out Option, Tenant shall pay to Landlord the Early Buy-out Price in immediately available funds on the Purchase Date. Subject to such payment of the Early Buy-out Price and the payment by Tenant of any unpaid Rent through and including the Purchase Date, (i) Landlord shall transfer all of its right, title and interest in and to the Premises and any Additional Equipment to Tenant on an "as is, where is" basis and without recourse or warranty and (ii) this Lease shall terminate. Landlord, at the sole cost and expense of Tenant, shall execute and deliver to Tenant a quitclaim deed and such other documents as Tenant may reasonably request to evidence the transfer of all of Landlord's right, title and interest in and to the Premises and any Additional Equipment.

     3.5 Early Buy-out Price. The "Early Buy-out Price" shall be the greater of
(i) the "book value" of the Premises and any Additional Equipment as reflected on the books and records of Landlord maintained in accordance with generally accepted accounting principles consistently applied and (ii) the Fair Market Sales Value (as defined in this Section 3.5) of the Premises and any Additional Equipment. "Fair Market Sales Value" means an amount determined by an Independent Appraisal (as defined in Section 3.6) on the basis of, and shall be equal in amount to, the value which would be obtained in an arm's-length transaction between an informed and willing purchaser under no compulsion to buy and an informed and willing seller under no compulsion to sell.

     3.6 Independent Appraisal. "Independent Appraisal" means the procedure specified in this Section 3.6 for determining Fair Market Sales Value. Landlord and Tenant shall initially consult with one another for the purpose of determining Fair Market Sales Value of the Premises and any Additional Equipment by mutual agreement. In the absence of such agreement, at any time after the twentieth day following the commencement of such consultation either party may give written notice to the other requesting determination of such Fair Market Sales Value by appraisal, and in that event the parties shall consult with one another for the purpose of appointing a mutually acceptable qualified independent appraiser. If the parties are unable to agree on an appraiser on or before the tenth day after such notice, such Fair Market Sales Value shall be determined by a panel of three independent appraisers, one of whom shall be selected by each of Landlord and Tenant on or before the fifth day following the expiration of such 10-day period. If one party appoints an appraiser pursuant to the immediately preceding sentence, and if the other party fails to appoint a second appraiser within the applicable time limit, the appraisal shall be made by such appraiser. On or before the tenth day after appointment of the second appraiser, a third appraiser shall be selected by agreement of the first two appraisers. Tenant shall pay all fees and expenses of the appraisers. Each appraiser appointed pursuant to the foregoing procedure shall be experienced, have equivalent qualifications to those of a senior member of the American Society of Appraisers, shall be independent of Landlord and Tenant, and shall be instructed to determine Fair Market Sales Value in accordance with the uniform standards for professional appraisal practice or the equivalent, before the 45th day after the appointment of the last of such appraisers to be appointed, and such determination shall be final, binding and conclusive upon the parties. If three appraisers shall be appointed, the determination of Fair Market Sales Value shall be the average of the three appraisals rendered by the appraisers. In the event, however, that the lowest or the highest of the three appraisals, or both, varies by more than ten percent (10%) from the middle appraisal, the appraisal or appraisals so varying shall be disregarded and the average of the remaining appraisals, or the remaining appraisal, shall be the determination of Fair Market Sales Value.

                                 ARTICLE 4 RENT

     4.1 Base Rent. Tenant shall pay to Landlord the Base Rent as specified in
Section 1.5.

     4.2 Payment of Base Rent.

          (i) Base Rent for each Lease Year shall be payable in equal monthly installments, in advance, without demand, notice, deduction, offset or counterclaim, on or before the first day of each and every calendar month during the Term; provided, however, that if the Commencement Date occurs on a date other than on the first day of a calendar month, prorated Base Rent for the month in which the Commencement Date falls shall be paid on the Commencement Date.

          (ii) Tenant shall pay the Base Rent and all Additional Rent by electronic wire transfer of good funds to Landlord at such address (including bank routing data) as Landlord shall timely designate in writing, or in such other manner as Landlord from time to time specifies by notice to Tenant; provided, however, that any other means of payment designated by Landlord must be one that does not subject Tenant to any added cost, burden or delay in transmitting its funds.

          (iii) Any payment made by Tenant to Landlord on account of Base Rent may be credited by Landlord to the payment of any late charges then due and payable and to any Base Rent or Additional Rent then past due before being credited to Base Rent currently due.

     4.3 Additional Rent. All sums payable by Tenant under this Lease, other than Base Rent, shall be deemed "Additional Rent," and, unless otherwise set forth herein, shall be payable in advance, without demand, notice, deduction, offset or counterclaim, and in the same manner as set forth above for Base Rent.

     4.4 Net Lease. It is the purpose and intent of Landlord and Tenant that the Base Rent shall be absolutely net to Landlord, so that this Lease shall yield, net to Landlord, the Base Rent specified above, commencing on the Commencement Date and thereafter during the entire Term, and that all Taxes, and other costs and expenses of every kind and nature whatsoever relating to the operation, maintenance and repair of the Premises and any Additional Equipment and applicable during any part of the Term shall be paid or discharged by Tenant, except as otherwise expressly provided in this Lease. This Lease is a net lease, and Tenant acknowledges and agrees that Tenant's obligation to pay all Rent hereunder and the rights of Landlord in and to such Rent, shall be absolute, irrevocable and unconditional and shall not be subject to cancellation, termination, modification or repudiation by Tenant or any abatement, reduction, setoff, defense, counterclaim or recoupment (collectively, "Abatements") for any reason or under any circumstance whatsoever including, without limitation, Abatements due to any present or future claims of Tenant against Landlord, its successors and assigns whether under this Lease or otherwise, for whatever reason. Tenant hereby waives any and all existing and future claims to any Abatement against such Rent and agrees to pay all such Rent regardless of any Abatement that may be asserted in connection with this Lease. Except as otherwise expressly provided herein, the Lease shall not terminate, nor shall the obligations of Tenant be affected, by reason of any defect in or damage to, or any loss or destruction of, the Premises, any Additional Equipment or any part thereof from whatsoever cause, or the invalidity or unenforceability or lack of due authorization of the Lease or lack of right, power or authority of Landlord to enter into the Lease, or for any other cause, whether similar or dissimilar to the foregoing, any present or future law or regulation to the contrary notwithstanding, it being the express intention of Landlord and Tenant that all Rent payable to Landlord hereunder shall be, and continue to be, payable in all events unless and until the obligation to pay the same shall be terminated pursuant to the expressed provisions of this Lease. Notwithstanding anything to the contrary in this

Section 4.4, Landlord and Tenant acknowledge and agree that (i) Landlord is indebted to Tenant for a portion of the purchase price for the Premises payable under the Contract, as evidenced by a promissory note executed and delivered by Landlord on the Closing Date, and (ii) Tenant may offset against each payment under such promissory note (each, a "Payment") as it becomes due any Rent that is due hereunder on or about the same date as such Payment is due and pay to Landlord only the excess, if any, of such Rent over such Payment. Landlord and Tenant shall record in their respective books of account the full amount of each such Rent payment and Payment as if they had been fully paid by Tenant and Landlord, respectively, and not been wholly or partially offset against one another.

                           ARTICLE 5 SECURITY DEPOSIT

     5.1 General. On the Commencement Date, Tenant shall deposit with "Escrow Agent" (as defined below) the Security Deposit in cash, which shall be held by Escrow Agent, as security, for the performance of Tenant's obligations and covenants under this Lease. It is expressly understood and agreed that such deposit is not an advance rental deposit or a measure of Landlord's damages in case of an Event of Default.

     5.2 Application of Security Deposit. If an Event of Default shall occur or if Tenant fails to surrender the Premises in the condition required by this Lease, Landlord, pursuant to the "Escrow Agreement" (as defined below), shall have the right (but not the obligation), and without prejudice to any other remedy which Landlord may have on account thereof, to apply all or any portion of the Security Deposit to cure such default or to remedy the condition of the Premises. If Landlord so applies the Security Deposit or any portion thereof before the Expiration Date or earlier termination of this Lease, Tenant shall deposit with Escrow Agent, upon demand, the amount necessary to restore the Security Deposit to its original amount. Except to the extent funds from the Security Deposit are paid to Landlord in accordance with this Section 5.2, the Security Deposit shall be deemed Tenant's property, and shall not be subject to the claims of Landlord's creditors. Any remaining balance of the Security Deposit shall be returned to Tenant at such time after the Expiration Date or earlier termination of this Lease that all of Tenant's obligations under this Lease have been fulfilled. Landlord shall conduct a "Post Move-Out Inspection" of the Premises within fifteen (15) days after the Expiration Date or earlier termination of this Lease.

     5.3 Escrow Agreements. On or before the Commencement Date, the parties shall enter into an escrow agreement for the Security Deposit (the "Escrow Agreement") with an escrow agent selected by the parties (the "Escrow Agent"). Notwithstanding anything to the contrary in this Article, the Security Deposit shall be held by the Escrow Agent pursuant to the Escrow Agreement.

                                ARTICLE 6 TAXES

     6.1 Payment of Taxes. Tenant shall pay throughout the Term, as Additional Rent, all Taxes. In the event the Commencement Date or the Expiration Date are other than the first (1st) day of a Calendar Year, Tenant's liability for Taxes shall be adjusted to reflect the actual period of occupancy during the Calendar Year. "Taxes" shall mean all taxes and assessments, including general or special, ordinary or extraordinary, foreseen or unforeseen, assessed, levied or imposed by any governmental authority upon the Buildings and the Land, and upon the Equipment, any Additional Equipment and all other fixtures, machinery, equipment or systems in, upon or used in connection with any of the foregoing, and the rental, revenue or receipts derived therefrom, under the current or any future taxation or assessment system or modification of, supplement to, or substitute for such system. Taxes also shall include any vault rents and any special assessments which are in the nature of or in substitution for personal property taxes or real estate taxes, including road improvement assessments, special use area assessments and school district assessments. If at any time the method of taxation prevailing on the date hereof shall be altered so that in lieu of, as a substitute for or in addition to the whole or any part of the taxes now levied or assessed, there shall be levied or assessed a tax of whatever nature, then the same shall be included as Taxes hereunder; provided, however, that in no event shall Taxes hereunder include any tax on Landlord's net income or profits. Neither Landlord nor Tenant shall have an obligation to challenge Taxes, but if either Landlord or Tenant does challenge any Tax and the challenge is successful, the costs of such challenge incurred after the Commencement Date shall be shared equally between the parties and Tenant's share shall be treated as additional Taxes for all purposes of this Lease.. Tenant shall give Landlord reasonable notice before challenging any Real Estate Tax. If, as a result of any such challenge (whether initiated by Landlord or Tenant), a tax refund is made to Landlord, then the amount of such refund less the expenses of the challenge payable by Landlord shall be deducted from Taxes due in the Lease Year such refund is received.

     6.2 Estimated Payments. Landlord shall submit to Tenant, before the beginning of each Calendar Year, a statement of Landlord's estimate of Taxes payable by Tenant during such Calendar Year. In addition to the Base Rent, Tenant shall pay to Escrow Agent on or before the first day of each month during such Calendar Year an amount equal to one-twelfth (1/12) the estimated Taxes payable by Tenant for such Calendar Year as set forth in Landlord's statement. If Landlord fails to give Tenant notice of its estimated payments due under this Section for any Calendar Year, then Tenant shall continue making monthly estimated payments in accordance with the estimate for the previous Calendar Year until a new estimate is provided. If Landlord determines that, because of unexpected increases in Taxes or other reasons, Landlord's estimate of Taxes was too low, then Landlord shall have the right to give a new statement of the estimated Taxes to Tenant for such Calendar Year or the balance thereof and to bill Tenant for any deficiency which may have accrued during such Calendar Year, and Tenant shall thereafter pay monthly estimated payments based on such new statement.

     6.3 Actual Taxes. Within one hundred twenty (120) days after the end of each Calendar Year, Landlord shall submit a statement to Tenant showing the actual Taxes for such Calendar Year. If for any Calendar Year, Tenant's estimated monthly payments exceed actual Taxes for such Calendar Year, then Landlord shall give Tenant a credit in the amount of the overpayment toward Tenant's next monthly payments of estimated Taxes. If for any Calendar Year Tenant's estimated monthly payments are less than actual Taxes for such Calendar Year, then Tenant shall pay the total amount of such deficiency to Escrow Agent within thirty (30) days after receipt of the statement from Landlord. Landlord's and Tenant's obligations with respect to any overpayment or underpayment of Taxes shall survive the expiration or termination of this Lease.

     6.4 Tax Escrow. Notwithstanding anything to the contrary in this Article, all payments of Taxes due from Tenant hereunder shall be paid to the Escrow Agent pursuant to the Tax Escrow. All funds in the Tax Escrow shall be deemed Tenant's property and shall not be subject to the claims of Landlord's creditors.

                                 ARTICLE 7 USE

     7.1 Use of Premises and Additional Equipment. Tenant shall occupy and use the Premises and any Additional Equipment solely for the Permitted Use. Tenant shall comply, at Tenant's expense, with (i) all present and future laws, ordinances, codes, regulations and orders applicable to the Premises and any Additional Equipment of the United States of America, the State of North Carolina and any other public or quasi-public federal, state or local authority having jurisdiction over the Premises and any Additional Equipment, and (ii) any reasonable requests of Mortgagee or any insurance company providing coverage with respect to the Premises and any Additional Equipment; provided, however, that Tenant's obligations with respect to Hazardous Materials shall be as set forth in Article 24. Tenant shall maintain in full force and effect all licenses and permits required for Tenant to operate its business on the Premises lawfully. Tenant shall not use or occupy the Premises or any Additional Equipment in any manner that is unlawful or dangerous or that shall constitute waste, unreasonable annoyance or a nuisance to Landlord.

     7.2 [Intentionally Omitted]

                      ARTICLE 8 ASSIGNMENT AND SUBLETTING

     8.1 Consent Required. Tenant shall not assign, transfer, mortgage or otherwise encumber this Lease or sublet or rent (or permit a third party to occupy or use) the Premises or any Additional Equipment, or any part thereof, nor shall any assignment or transfer of this Lease or the right of occupancy hereunder be effected by operation of law or otherwise, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Any assignment, encumbrance, or sublease without Landlord's written consent shall be voidable by Landlord and, at Landlord's election, constitute an Event of Default hereunder.

     8.2 Exception for Affiliates.

          (i) Notwithstanding anything to the contrary in Section 8.1, Tenant, without Landlord's consent, may (a) sublet all or any part of the Premises or any Additional Equipment to an Affiliate, or (b) assign this Lease to an Affiliate whose net worth as of the effective date of the assignment is equal to or greater than the net worth of Tenant as of the Commencement Date. Tenant shall notify Landlord of an assignment or sublet effectuated under this Section, and the form of any sublease or assignment of lease shall be subject to Landlord's reasonable approval.

          (ii) Tenant shall indemnify, defend and hold Landlord harmless from and against all claims, damages, losses, and expenses of any kind (including reasonable attorneys' fees) permitted by law that may be incurred by Landlord or that Landlord shall suffer as a result of the use of the Premises or any Additional Equipment by any Affiliates or their Agents; provided, however, that this indemnity shall not apply to the extent that such claims, damages, losses or expenses are directly caused by the gross negligence or willful misconduct of Landlord or its Agents.

     8.3 Tenant to Remain Liable. If, pursuant to Section 8.1 or 8.2, an assignment or subletting occurs, the initial Tenant shall remain liable under this Lease. Neither the consent by Landlord to any assignment, transfer, encumbrance or subletting nor the collection or acceptance by Landlord of rent from any assignee, subtenant or occupant shall be construed as a waiver or release of the initial Tenant from the terms and conditions of this Lease or relieve Tenant or any subtenant, assignee or other party from obtaining the consent in writing of Landlord to any further assignment, transfer, encumbrance or subletting. Tenant hereby assigns to Landlord the rent and other sums due from any subtenant, assignee or other occupant or user of the Premises or any Additional Equipment, and hereby authorizes and directs each such subtenant, assignee or other occupant to pay such rent or other sums directly to Landlord; provided, however, that until the occurrence of an Event of Default, Tenant shall have the license to continue collecting and retaining for Tenant's own account such rent and other sums.

            ARTICLE 9 MAINTENANCE AND REPAIR; OPERATION OF PREMISES

     9.1 Tenant's Obligation.

          (i) Subject to subsections (iii) and (iv) below, Tenant, at its expense, shall maintain all parts of the Premises (which term shall include, without limitation, for all purposes of this Article 9, any Additional Equipment, the Equipment, the roof, the foundation and the structural soundness of the exterior walls of the Buildings) in the condition thereof as of the Commencement Date, ordinary wear and tear excepted, promptly making all necessary repairs and replacements, including windows, glass and plate glass, doors, any special office entry, interior walls and finish work, floors and floor covering, downspouts, gutters, lighting and electrical systems, dock boards, truck doors, dock bumpers, paving, HVAC systems (including fixtures and equipment), plumbing work and fixtures, termite and pest extermination, regular removal of trash and debris. Tenant, at its expense, shall maintain existing regularly scheduled preventive maintenance/service contracts for all of the Equipment and any Additional Equipment and for all elevators, hot water heaters, heating and air conditioning systems and other equipment within the Premises, or enter into new contracts with maintenance contractors and maintenance schedules reasonably acceptable to Landlord.

          (ii) Tenant, at its expense, shall keep the Premises in a clean and sanitary condition commensurate with the present standard for the Premises, maintain suitable receptacles for trash and refuse, and promptly remove from the Premises all accumulations of trash and refuse. In order to fulfill the immediately foregoing obligations, Tenant shall, at its expense, maintain the existing janitorial and/or char service contracts or enter into new contract(s) with a contractor or contractors reasonably acceptable to Landlord. In addition, Tenant, at its expense, shall arrange for (a) the removal of all snow and ice from the Premises, (b) the maintenance of all landscaped areas on the Land, and (c) the washing on a semi-annual basis of the exterior windows of the Building.

          (iii) If, as a result of negligence or willful misconduct, Landlord or its Agents damages an item that Tenant is required to maintain hereunder, Tenant shall repair the damage, and Landlord shall pay for the cost of the repair to the extent that it is not covered by insurance.

          (iv) Before making a repair that will cost more than $50,000.00, Tenant shall consult with Landlord to determine whether Landlord would prefer to replace the item to be repaired. If Landlord indicates an interest in replacing the item, the parties shall negotiate in good faith to determine how the cost of the replacement will be allocated between them. If agreement is not reached within ten (10) days after Tenant first consults with Landlord, Tenant shall proceed with the repair. This provision shall not apply to an emergency repair.

     9.2 Landlord's Right to Maintain or Repair. If, within ten (10) days following notice to Tenant, Tenant fails to commence to maintain, repair or replace any part of the Premises and diligently pursue timely completion of such maintenance, repair or replacement, Landlord may cause all required maintenance, repairs or replacements to be made. Tenant shall promptly pay Landlord all reasonable costs incurred in connection therewith plus interest thereon at the Interest Rate from the due date until paid.

     9.3 Approval of Service Contracts. All maintenance agreements or service contracts hereafter entered into by Tenant with respect to the Premises (collectively, the "Service Contracts") shall be subject to Landlord's prior approval, which shall not be unreasonably withheld. All Service Contracts shall be terminable upon no more than thirty (30) days' notice by Tenant.

     9.4 Security. Tenant, at its expense, shall be responsible for all security with respect to the Premises during the Term, except with respect to any Agents of Landlord, such Agents' property, and any construction or improvements or other activities undertaken by or on behalf of Landlord. Landlord shall not provide a security service or system of any kind.

     9.5 Assignment of Warranties. During the Term, Landlord shall assign to Tenant (or otherwise make available for Tenant's use) all assignable warranties, guaranties, bonds, claims and rights running to or assigned to Landlord in connection with the construction, maintenance, operation or repair of the Premises.

                             ARTICLE 10 ALTERATIONS

     10.1 Alterations.

          (i) Except for "Allowed Alterations" (as defined below), Tenant shall not make or permit any Alterations without the prior written consent of Landlord, which Landlord may withhold in its sole and absolute discretion. Landlord may impose any reasonable conditions to its consent, including (a) delivery to Landlord of written and unconditional waivers of mechanic's and materialmen's liens as to the Premises, any Additional Equipment, the Equipment, the Buildings and the Land for all work, labor and services to be performed and materials to be furnished, signed by all contractors, subcontractors, and materialmen participating in the Alterations, (b) prior approval of the plans and specifications and Tenant's contractor(s) with respect to the Alterations, (c) supervision by Landlord's representative at Tenant's expense of the Alterations and (d) delivery to Landlord of payment and performance bonds naming Landlord and Mortgagee as obligees. Notwithstanding the foregoing, Tenant, without Landlord's consent, may make any Alterations to the interior of any Building for which a building permit from the applicable governmental authorities is not required (collectively, the "Allowed Alterations").

          (ii) All Alterations shall conform to the requirements of Landlord's and Tenant's insurers and of the Federal, state and local governments having jurisdiction over the Premises and any Additional Equipment, shall be performed in accordance with the terms and provisions of this Lease in a good and workmanlike manner and shall not adversely affect the value, utility or character of the Premises or any Additional Equipment. If any Alterations are not performed as herein required, Landlord shall have the right, at Landlord's option, to halt any further Alterations, or to require Tenant to perform the Alterations as herein required or to require Tenant to return the Premises and any Additional Equipment to its condition before such Alterations.

     10.2 Removal of Alterations.

          (i) At the time Landlord gives its consent to any Alterations for which its consent is required, Landlord may designate that all or any part of the Alterations shall, at the election of Landlord, either be removed by Tenant at its expense before the expiration of the Term or shall remain upon or as part of the Premises or any Additional Equipment, as the case may be, and be surrendered therewith at the expiration of the Term or earlier termination of this Lease as the property of Landlord without disturbance, molestation or injury. If Landlord requires the removal of all or part of such Alterations, Tenant, at its expense, shall repair any damage to the Premises or any Additional Equipment, as the case may be, caused by such removal. If Tenant fails to remove such Alterations upon Landlord's request, then Landlord may (but shall not be obligated to) remove the same and the reasonable cost of such removal and repair of any damage caused by the same, together with any and all damages which Landlord may suffer and sustain by reason of the failure of Tenant to remove the same, shall be charged to Tenant and paid upon demand.

          (ii) Landlord may not require Tenant to remove any Allowed Alterations that have been made in compliance with Section 10.1(ii) above, and all such Allowed Alterations shall remain upon or as part of the Premises or any Additional Equipment, as the case may be, and be surrendered therewith at the expiration of the Term or earlier termination of this Lease as the property of Landlord without disturbance, molestation or injury.

                          ARTICLE 11 MECHANIC'S LIENS

     If any mechanic's or materialmen's lien is filed against all or any portion of the Premises or any Additional Equipment, as the case may be, for work claimed to have been done for, or materials claimed to have been furnished to or at the direction of Tenant, such lien shall be discharged of record by Tenant within twenty (20) days after Tenant's receipt of written notice thereof by the payment thereof or the filing of any bond required by law. If Tenant shall fail to discharge any such lien, Landlord may (but shall not be obligated to) discharge the same, the cost of which shall be paid by Tenant within five (5) days of demand by Landlord. Such discharge by Landlord shall not be deemed to waive or release the default of Tenant in not discharging the same. Neither Landlord's consent to any Alterations nor anything contained in this Lease shall be deemed to be the agreement or consent of Landlord to subject Landlord's interest in the Project to any mechanic's or materialmen's liens.

                                ARTICLE 12 SIGNS

     Landlord consents to Tenant's existing signage, including the existing exterior sign(s) (collectively, "Tenant's Signage") which are in place on the date hereof. Except for Tenant's Signage, Tenant shall not display any exterior signs, lights (other than illumination for safety or security purposes), or advertisements anywhere outside of any Building without Landlord's prior approval, which Landlord may withhold in its reasonable discretion; provided, however, that Landlord may not withhold its consent to any change in signage occasioned by any reorganization, merger, or other business combination involving Tenant as long as Tenant has complied with Article 8 with respect thereto. Tenant shall maintain Tenant's Signage (as well as any other signage approved by Landlord) in good repair, and shall replace it when needed so that it is in good condition at all times. Upon termination of the Lease, Tenant, at its expense, shall remove Tenant's Signage (as well as any other signage approved by Landlord), and shall repair any damage caused by this removal.

                   ARTICLE 13 TENANT'S EQUIPMENT AND PROPERTY

     13.1 Moving Tenant's Property. Any and all damage or injury to the Premises or any Additional Equipment caused by moving the property of Tenant into or out of the Premises, or due to the same being on or a part of the Premises or any Additional Equipment, shall be repaired by Tenant at its sole cost and expense.

     13.2 Installing and Operating Tenant's Equipment. Without first obtaining the written consent of Landlord, which shall not be unreasonably withheld, Tenant shall not install or operate in or as part of the Premises (i) any electrically operated equipment or other machinery, other than the Equipment or any Additional Equipment or any other equipment that does not require wiring, cooling or other service in excess of Building standards, (ii) any equipment of any kind or nature whatsoever which will require any changes, replacements or additions to, or changes in the use of, any water, heating, plumbing, air conditioning or electrical system of the Premises for which a building permit must be obtained from the applicable governmental authorities, or (iii) any equipment which causes the floor load to exceed the reasonable load limits set by Landlord for each Building.

                           ARTICLE 14 RIGHT OF ENTRY

     Tenant shall permit Landlord or its Agents, upon reasonable notice (except in an emergency, when notice shall not be required), to enter the Land and the Buildings, without charge therefor to Landlord and without diminution of Rent, to (i) examine, inspect and protect the Premises and any Additional Equipment, (ii) make such improvements, alterations and repairs or perform such maintenance as Landlord is permitted to make or perform under this Lease, (iii) exhibit the same to prospective purchasers of the Premises and any Additional Equipment or to present or future Mortgagees, or (iv) exhibit the same to prospective tenants.

                              ARTICLE 15 INSURANCE

     15.1 Insurance Rating. Tenant shall not conduct or permit any activity, or place any equipment or material, in or about or as part of the Premises or any Additional Equipment which will increase the rate of fire or other insurance on any Building; and if any increase in the rate of insurance is stated by any insurance company or by the applicable insurance rating bureau to be due to any activity, equipment or material of Tenant in or about or as part of the Premises or any Additional Equipment, such statement shall be conclusive evidence that the increase in such rate is due to the same and, as a result thereof, Tenant shall pay such increase to Landlord upon demand.

     15.2 Liability Insurance. Tenant shall, at its sole cost and expense, procure and maintain throughout the Term a commercial general liability policy insuring against claims, demands or actions for bodily injury, death, personal injury, and loss or damage to property (and covering costs and expenses, including reasonable attorneys' fees) arising out of or in connection with: (i) the Premises and any Additional Equipment; (ii) Tenant's operations in, maintenance and use of the Premises and any Additional Equipment, and (iii) Tenant's liability assumed under this Lease. Such insurance shall have such combined single limit as reasonably required by Landlord from time to time, but in no event less than $5,000,000 per occurrence, on an occurrence basis, and shall be primary over any insurance carried by Landlord. Endorsements shall be obtained for cross-liability and contractual liability, if not otherwise covered by the policy.

     15.3 Insurance for Personal Property. Tenant shall, at its sole cost and expense, procure and maintain throughout the Term a property insurance policy (written on an "All Risk" basis) insuring all of Tenant's personal property, including the Equipment and any Additional Equipment and all other equipment, furniture, fixtures, furnishings and leasehold improvements which are the responsibility of Tenant. In addition, Tenant shall, at its sole cost and expense, procure and maintain business interruption insurance in an amount not less than the Base Rent due hereunder for the first Lease Year.

     15.4 Requirements of Insurance Coverage. All such insurance required to be carried by Tenant herein shall be with an insurance company licensed to do business in the State of North Carolina and rated not lower than A-12 in the A.M. Best Rating Guide. Such insurance (i) shall contain a provision or endorsement that such policy shall remain in full force and effect notwithstanding that the insured has released its right of action against any party before the occurrence of a loss; (ii) shall name Landlord and, at Landlord's request, any Mortgagee or ground lessor, as additional insured parties on the general liability policy; and (iii) shall provide that the policy shall not be cancelled, failed to be renewed or materially amended without at least thirty (30) days' prior notice to Landlord and, at Landlord's request, any Mortgagee. Within fifteen (15) days after the Commencement Date and, thereafter, not less than thirty (30) days before the expiration date of the insurance policy, a certificate of insurance for each policy to be carried by Tenant hereunder shall be delivered to Landlord and, at Landlord's request, to any Mortgagee.

     15.5 Waiver of Subrogation. Each party hereby releases the other party hereto from liability for any loss or damage to any building, structure or tangible personal property located at or used in connection with the Project or this Lease, or any loss of income or losses under worker's compensation laws or benefits resulting therefrom, notwithstanding that such loss, damage or liability may arise out of the negligent or intentionally tortious act or omission of the other party or its Agents, to the extent that such loss or damage (i) is covered and paid by insurance benefitting the party suffering such loss or damage, or (ii) would have been covered and paid by insurance benefitting the party suffering such loss or damage if such party had maintained the insurance that it was required to maintain pursuant to this Lease. Each party hereto shall use reasonable efforts to have a waiver of subrogation clause (providing that such waiver of right of recovery against the other party shall not impair the effectiveness of such policy or the insured's ability to recover thereunder) included in its said policies, and shall promptly notify the other in writing if such clause cannot be included in any such policy; if such waiver of subrogation clause shall not be available, then the foregoing waiver of right of recovery shall be void.

     15.6 Landlord's Insurance. Landlord shall procure and maintain throughout the Term the following insurance pertaining to the Project:

          (i) All-risk coverage insurance covering the Premises (but excluding any of Tenant's personal property other than the Equipment and any Additional Equipment), in an amount not less than the full replacement cost thereof;

          (ii) General liability insurance with a combined single occurrence limit of not less than $5,000,000 per occurrence; and

          (iii) Such other insurance as Landlord reasonably determines from time to time.

     15.7 Reimbursement for the Cost of Landlord's Insurance. Tenant, as Additional Rent, shall reimburse Landlord, without deduction or offset, for the cost of Landlord's insurance pursuant to Section 15.6 above in effect during the Term. Tenant shall pay Landlord for this cost within thirty (30) days after receipt of an invoice from Landlord. If an invoice covers a time period that is not part of the Term, Tenant's share of the invoice shall be prorated based upon the portion that pertains to the Term.

                              ARTICLE 16 UTILITIES

     16.1 Payment of Utilities. Tenant shall pay directly to the suppliers all charges for water, sewer, gas, electricity, telephone and other utilities used upon or in connection with the Premises or any Additional Equipment commencing on the Commencement Date. Expenses for maintenance of utility meters shall be borne by Tenant, and if Landlord pays any such expenses, Tenant shall reimburse Landlord promptly upon demand. Landlord shall not be liable to Tenant for interruption in or curtailment of any utility service, unless the interruption or curtailment is directly caused by the gross negligence or willful misconduct of Landlord or its Agents. No interruption or curtailment of utility service shall constitute a constructive eviction or grounds for rental abatement in whole or in part.

     16.2 No Back-Up Systems. Tenant acknowledges that there are no supplemental or back-up systems for any of the utilities serving the Premises or any Additional Equipment.

                        ARTICLE 17 LIABILITY OF LANDLORD

     17.1 Limit on Landlord's Liability. Except where due to Landlord or its Agents' gross negligence or willful misconduct, Landlord and its Agents shall not be liable to Tenant or its Agents for, and Tenant, for itself and its Agents, does hereby release Landlord and its Agents from liability for, any damage, compensation or claim arising from (i) the necessity of repairing any portion of the Premises or any Additional Equipment or any structural defects thereto, (ii) any interruption in the use of the Premises or any Additional Equipment for any reason including any interruption or suspension of utility service, (iii) fire or other casualty or personal or property injury, damage or loss resulting from the use or operation (by Tenant or any other person whomsoever) of the Premises or any Additional Equipment, (iv) the termination of this Lease, (v) robbery, assault or theft, or (vi) any leakage in the Premises or any Building from water, rain, snow or other cause whatsoever. None of the occurrences described in the preceding sentence shall give rise to diminution or abatement of Rent or constructive eviction.

     17.2 Personal Property at Tenant's Risk; No Consequential Damages. Notwithstanding anything to the contrary in this Lease, (i) the Equipment, any Additional Equipment and any goods, automobiles, property or personal effects stored or placed by Tenant or its Agents in or about the Premises shall be at the sole risk of Tenant, and Tenant hereby expressly waives its right to recover against Landlord and its Agents therefor, and (ii) Tenant hereby waives any claim it might have against Landlord or its Agents for any consequential or indirect damages sustained by Tenant arising out of the loss or damage to any person or property of Tenant, or any interruption in the use of the Premises or any Additional Equipment, for any reason. Tenant acknowledges its obligation to insure against such losses and damages.

                        ARTICLE 18 RULES AND REGULATIONS

     Tenant and its Agents shall at all times abide by and observe the Rules and Regulations and any amendments thereto that may be promulgated from time to time by Landlord for the operation and maintenance of the Buildings and the Rules and Regulations shall be deemed to be covenants of the Lease to be performed and/or observed by Tenant. Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations. Landlord shall not be liable to Tenant for any violation by any party of the Rules and Regulations. If there is any inconsistency between this Lease and the Rules and Regulations, this Lease shall govern. Landlord reserves the right to amend the Rules and Regulations as it deems necessary; provided, however, that no such amendments may adversely affect Tenant's use and enjoyment of the Premises or any Additional Equipment as currently or then conducted or Tenant's financial obligations under this Lease.

                        ARTICLE 19 DAMAGE; CONDEMNATION

     19.1 Damage to the Premises.

          (i) If any Building shall be damaged by fire or other cause without the fault or negligence of Tenant or its Agents, Landlord shall diligently and as soon as practicable after such damage occurs (taking into account the time necessary to effect a satisfactory settlement with any insurance company involved) repair such damage at the expense of Landlord; provided, however, that Landlord's obligation to repair such damage shall not exceed the proceeds of insurance available to Landlord (reduced by any proceeds retained pursuant to the rights of Mortgagee). If Landlord decides not to repair the damage because of a lack of insurance proceeds, Landlord will promptly so notify Tenant, and Tenant may terminate this Lease upon notice to Landlord given within thirty (30) days after the date of Landlord's notice, in which case the Rent shall be apportioned and paid to the date of such termination. Notwithstanding the foregoing, if any Building shall be damaged by fire or other cause attributable to the fault or negligence of Tenant or its Agents, (a) Landlord shall repair such damage to the extent of available insurance proceeds, (b) Tenant shall pay the cost of the remaining repairs necessary to restore such Building to its condition prior to such damage and (c) this Lease shall remain in full force and effect.

          (ii) Notwithstanding subsection (i) above, if any Building is damaged by fire or other cause without the fault or negligence of Tenant or its Agents to such an extent that, in Landlord's reasonable judgment, the damage cannot be substantially repaired within two hundred (200) days after the date of such damage, Landlord will promptly so notify Tenant. If the damage or the repair thereof will materially affect Tenant's ability to use the Premises, Tenant may terminate this Lease upon notice to Landlord given within thirty (30) days from the date of Landlord's notice, in which case the Rent shall be apportioned and paid to the date of such termination. If Tenant does not elect to terminate this Lease but the damage required to be repaired by Landlord is not repaired within two hundred (200) days from the date of such damage [such two hundred (200) day period to be extended by the period of any delay outside the direct control of Landlord plus a reasonable period for a satisfactory settlement with any insurance company involved], Tenant, within thirty (30) days from the expiration of such two hundred (200) day period (as the same may be extended), may terminate this Lease by notice to Landlord, in which case the Rent shall be apportioned and paid to the date of termination.

          (iii) Tenant assumes the entire risk of loss (including loss of use) of or damage to the Equipment, any Additional Equipment or any part thereof, from any cause whatsoever. No such loss or damage shall affect or impair the obligations of Tenant hereunder which shall continue in full force and effect. In the event of destruction of the Equipment, any Additional Equipment or any part thereof or damage thereto which cannot be repaired, Tenant shall promptly notify Landlord and Tenant shall replace any part thereof destroyed or damaged with a part or parts having a value and utility at least equal to the part replaced assuming such replaced part was in the condition and repair required to be maintained by the terms of this Lease; provided, however, in the event damage to the Equipment or any Additional Equipment, as the case may be, renders the Equipment or any Additional Equipment, as the case may be, a total loss, then Tenant shall, at its sole cost and expense, replace the Equipment or any Additional Equipment, as the case may be, with equipment of like manufacture and having a value and utility at least equal to the value and utility of the Equipment or any Additional Equipment, as the case may be, on the date of such damage, assuming the Equipment or any Additional Equipment, as the case may be, was in the condition and repair required to be maintained by the terms of this Lease as of the date of such damage.

     19.2 Condemnation. If the whole or a Substantial Part of the Project shall be taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose (including sale under threat of such a taking), then the Term shall cease and terminate as of the date when title vests in such governmental or quasi-governmental authority, and Rent shall be prorated to the date when title vests in such governmental or quasi-governmental authority. If less than a Substantial Part of the Project is taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose (including sale under threat of such a taking), Base Rent shall be reduced by the ratio that the portion so taken bears to the rentable square footage of the Project before such taking, effective as of the date when title vests in such governmental or quasi-governmental authority, and this Lease shall otherwise continue in full force and effect. Tenant shall have no claim against Landlord (or otherwise) as a result of such taking, and Tenant hereby agrees to make no claim against the condemning authority for any portion of the amount that may be awarded as compensation or damages as a result of such taking; provided, however, that Tenant may, to the extent allowed by law, claim an award for moving expenses and for the taking of any of Tenant's property (other than its leasehold interest in the Premises and in any Additional Equipment) which does not, under the terms of this Lease, become the property of Landlord at the termination hereof, as long as such claim is separate and distinct from any claim of Landlord and does not diminish Landlord's award. Tenant hereby assigns to Landlord any right and interest it may have in any award for its leasehold interest in the Premises and in any Additional Equipment.

                               ARTICLE 20 DEFAULT

     20.1 Events of Default. Each of the following shall constitute an Event of
Default: (i) Tenant fails to pay Rent within fifteen (15) days after notice from Landlord; provided that no such notice shall be required if two (2) other such notices shall have been given during the same Lease Year; (ii) Tenant fails to observe or perform any other term, condition or covenant herein binding upon or obligating Tenant within sixty (60) days after notice from Landlord [or, in the case of any such failure which cannot with due diligence be cured within sixty
(60) days, within such additional period, not to exceed an additional one hundred eighty (180) days, as may be reasonably required by Tenant to cure such failure with due diligence]; (iii) Tenant abandons or vacates the Premises; (iv) Tenant makes or consents to a general assignment for the benefit of creditors or a common law composition of creditors, or a receiver of the Premises or all or substantially all of Tenant's assets is appointed, or (v) Tenant files a voluntary petition in any bankruptcy or insolvency proceeding, or an involuntary petition in any bankruptcy or insolvency proceeding is filed against Tenant and is not discharged by Tenant within ninety (90) days. Notwithstanding anything to the contrary in this Section 20.1, the notice required to be given by

Landlord to Tenant in clause (i) and clause (ii) above shall not be effective unless also delivered at or about the same time to each of the Members of Tenant, which Members currently are Manchester Tank & Equipment Co. ("Manchester"), Platinum Propane Holdings LLC ("PPH") and Blue Rhino Corporation. Such notices shall be delivered to the principal business office of each such Member. Any or all of such Members shall have the right, on behalf of Tenant, to timely cure any monetary or non-monetary default described in clause
(i) or (ii) above and such cure shall be effective for all purposes of this Lease.

     20.2 Landlord's Remedies. Upon the occurrence of an Event of Default, Landlord, at its option, without further notice or demand to Tenant, may in addition to all other rights and remedies provided in this Lease, at law or in equity:

          (i) Terminate this Lease and Tenant's right of use and possession of the Premises and any Additional Equipment, and recover all damages to which Landlord is entitled under law, specifically including all of Landlord's expenses of reletting (including rental concessions to new tenants, repairs, Alterations, legal fees and brokerage commissions). If Landlord elects to terminate this Lease, every obligation of the parties shall cease as of the date of such termination, except that Tenant shall remain liable for payment of Rent and performance of all other terms and conditions of this Lease to the date of termination.

          (ii) Terminate Tenant's right of use and possession of the Premises and any Additional Equipment without terminating this Lease, in which event Landlord may, but shall not be obligated to, relet the Premises and any Additional Equipment, or any part thereof, for the account of Tenant, for such rent and term and upon such other conditions as are acceptable to Landlord. For purposes of such reletting, Landlord is authorized to redecorate, repair, alter and improve the Premises and any Additional Equipment to the extent necessary in Landlord's reasonable discretion. Until Landlord relets the Premises and any Additional Equipment, Tenant shall remain obligated to pay Rent to Landlord as provided in this Lease. If and when the Premises and any Additional Equipment are relet and if a sufficient sum is not realized from such reletting after payment of all Landlord's reasonable expenses of reletting (including rental concessions to new tenants, repairs, Alterations, legal fees and brokerage commissions) to satisfy the payment of Rent due under this Lease for any month, Tenant shall pay Landlord any such deficiency upon demand. Tenant agrees that Landlord may file suit to recover any sums due Landlord under this Section from time to time and that such suit or recovery of any amount due Landlord shall not be any defense to any subsequent action brought for any amount not previously reduced to judgment in favor of Landlord.

          (iii) Terminate this Lease and Tenant's right of possession of the Premises and any Additional Equipment, and recover from Tenant the net present value of the Rent due from the date of termination until the Expiration Date, discounted at the lesser of the Interest Rate as of the date of termination or nine percent (9%) per annum.

          (iv) Re-enter and repossess the Premises and any Additional Equipment and remove all persons and effects therefrom, by summary proceeding, ejectment or other legal action.

Notwithstanding the foregoing, prior to Landlord exercising any of its remedies set forth in subsections (i) through (iv) above, (A) Landlord shall provide to Manchester written notice of its intent to exercise any one or more of the above-referenced remedies, and (B) pursuant to and in accordance with Section 7.12(b) of that certain Limited Liability Company Agreement, dated April 28, 2000, by and among Landlord, Manchester and PPH, as amended by that certain First Amendment thereto dated as of September 30, 2001, Manchester shall have ten (10) days after such written notice to elect to compel Landlord to purchase Manchester's Units, as defined in that Limited Liability Company Agreement. Upon the expiration of such ten-day period, Landlord shall be free to exercise any one or more of the above-referenced remedies.

Notwithstanding the foregoing, nothing in this Section 20.2 shall operate to relieve Landlord of any duty imposed by applicable law to mitigate its damages.

     20.3 Rights Upon Possession. If Landlord takes possession pursuant to this Article, with or without terminating this Lease, Landlord may, at its option, enter into the Premises, remove Tenant's Alterations, signs, personal property, equipment and other evidences of tenancy, and store them at Tenant's risk and expense or dispose of them, and take and hold possession of the Premises and any Additional Equipment; provided, however, that if Landlord elects to take possession only without terminating this Lease, such entry and possession shall not terminate this Lease or release Tenant, in, in whole or in part, from the obligation to pay the Rent reserved hereunder for the full Term or from any other obligation under this Lease.

     20.4 No Waiver. If Landlord shall institute proceedings against Tenant and a compromise or settlement thereof shall be made, the same shall not constitute a waiver of any other covenant, condition or agreement herein contained, or of any of Landlord's rights hereunder, except to the extent expressly provided in the compromise or settlement. No waiver by Landlord of any breach shall operate as a waiver of such covenant, condition or agreement, or operate as a waiver of such covenant, condition or agreement itself, or of any subsequent breach thereof. No payment of Rent by Tenant or acceptance of Rent by Landlord shall operate as a waiver of any breach or default by Tenant under this Lease. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of Rent herein stipulated shall be deemed to be other than a payment on account of the earliest unpaid Rent, nor shall any endorsement or statement on any check or communication accompanying a check for the payment of Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or to pursue any other remedy provided in this Lease. No re-entry by Landlord, and no acceptance by Landlord of keys from Tenant, shall be considered an acceptance of a surrender of the Lease.

     20.5 Right of Landlord to Cure Tenant's Default. If an Event of Default shall occur, then Landlord may (but shall not be obligated to) make such payment or do such act to cure the Event of Default, and charge the amount of the reasonable expense thereof, together with interest thereon at the Interest Rate, to Tenant. Such payment shall be due and payable upon demand; however, the making of such payment or the taking of such action by Landlord shall not be deemed to cure the Event of Default or to stop Landlord from the pursuit of any remedy to which Landlord would otherwise be entitled. Any such payment made by Landlord on Tenant's behalf shall bear interest until paid at the Interest Rate.

     20.6 Late Payment.

          (i) If Tenant fails to pay any Rent within the "Grace Period" (as defined below), Tenant shall pay to Landlord a "Late Charge" (as defined below). In addition, any Rent payment made after the Grace Period expires shall bear interest from the date such Rent became due and payable to the date of payment thereof by Tenant at the Interest Rate. Such Late Charge and interest shall be due and payable within two (2) days after written demand from Landlord. The term "Grace Period" means five (5) days after Rent becomes due and payable; provided, however, that if Landlord changes its wiring or other payment instructions, then, for the first two (2) months after Landlord notifies Tenant of each such change, the term "Grace Period" shall mean ten (10) days after Rent becomes due and payable. The term "Late Charge" means three percent (3%) of the amount of the overdue Rent; provided, however, that if any Mortgagee charges Landlord a late fee of more than three percent (3%) for an overdue mortgage payment, then, while such Mortgage is in effect, the term "Late Charge" shall equal the amount of the overdue Rent multiplied by the same percentage [not to exceed five percent (5%)] that such Mortgagee charges Landlord for an overdue mortgage payment.

          (ii) No Late Charge or interest shall be due with respect to a payment of Additional Rent that is contested by Tenant and is determined not to be due.

     20.7 Landlord Default. If Landlord shall fail to keep or perform any of its obligations under this Lease, then Tenant may (but shall not be obligated to do so) upon the continuance of such failure on Landlord's part for twenty (20) days after Landlord's receipt of notice from Tenant specifying the failure (or, in the case of any such failure which cannot with due diligence be cured within twenty (20) days, within such additional period, if any, as may be reasonably required by Landlord to cure such failure with due diligence), and without waiving or releasing Landlord from any obligation, make such payment or perform such obligation and all sums so paid by Tenant and all necessary and incidental costs and expenses, including reasonable attorney's fees paid to independent legal counsel, incurred by Tenant in making such payment or performing such obligation, together with interest thereon at the Interest Rate from the date of payment, shall be paid by Landlord to Tenant on demand, and if not so paid by Landlord, Tenant shall have the right to pursue any legal remedies available to it to collect payment, but shall not be entitled to offset such payment against Rent thereafter payable under this Lease.

                              ARTICLE 21 MORTGAGES

     21.1 Subordination. This Lease is subject and subordinate to all ground or underlying leases and to any Mortgage(s) which may now or hereafter affect such leases or the Land and to all renewals, modifications, consolidations, replacements and extensions thereof; provided, however, that this subordination shall be operative only if the ground lessor or Mortgagee executes a non-disturbance agreement in favor of Tenant, which may be on the ground lessor's or Mortgagee's standard form as long as this form includes a provision that ground lessor, Mortgagee or a purchaser at a foreclosure sale shall recognize this Lease as long as there is no Event of Default (the "Non-Disturbance Agreement"). Subject to receipt of a Non-Disturbance Agreement, Tenant shall execute promptly any instrument confirming such subordination that Landlord or any ground lessor or Mortgagee may request by notice to Tenant. Notwithstanding the foregoing, before a proceeding to terminate a ground lease or a foreclosure sale under a Mortgage, the ground lessor or Mortgagee shall have the right to subordinate the ground lease or Mortgage to this Lease, in which case, in the event of a termination of the ground lease or a foreclosure under the Mortgage, this Lease shall continue in full force and effect and Tenant shall attorn to and recognize as its landlord the ground lessor or the purchaser of Landlord's interest under this Lease, as case may be. Tenant shall, upon the request of a purchaser at foreclosure, execute, acknowledge and deliver any instrument that has for its purpose and effect Tenant's attornment to such purchaser provided that such instrument contains a customary non-disturbance agreement in favor of Tenant, which shall include a provision that such purchaser agrees to recognize this Lease as long as there is no Event of Default.

     21.2 Mortgagee Protection. Tenant agrees to give any Mortgagee by certified mail, return receipt requested, a copy of any notice of default by Landlord served upon Landlord, provided that before such notice Tenant has been notified in writing of the address of such Mortgagee. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then Mortgagee shall have an additional thirty (30) days within which to cure such default; provided, however, that if such default cannot be reasonably cured within that time, then such Mortgagee shall have such additional time as may be necessary to cure such default so long as Mortgagee has commenced and is diligently pursuing the remedies necessary to cure such default (including the commencement of foreclosure proceedings, if necessary), in which event this Lease shall not be terminated while such remedies are being so diligently pursued.

     21.3 Modification Due to Financing. If, in connection with obtaining construction or permanent financing for the Premises, the Equipment, any Additional Equipment, the Building or the Land, any lender (or Mortgagee) shall request reasonable modifications of this Lease as a condition to such financing, Tenant shall promptly execute a modification of this Lease, provided such modifications do not increase the financial obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created or Tenant's reasonable use and enjoyment of the Premises or any Additional Equipment. Tenant shall, prior to execution and throughout the Term, upon request from time to time, provide audited financial statements and non-proprietary documentation about itself to Landlord or Mortgagee as may be reasonably requested, subject to appropriate confidentiality conditions.

                 ARTICLE 22 SURRENDER; HOLDING OVER; PRORATIONS

     22.1 Surrender of the Premises. Tenant shall peaceably surrender the Premises and any Additional Equipment to Landlord on the expiration of the Term or earlier termination of this Lease, (i) in the case of the Project, in broom-clean condition and in as good condition as when Tenant took possession, including the repair of any damage to the Premises and any Additional Equipment caused by the removal of any of Tenant's personal property or trade fixtures from the Premises, and (ii) in the case of the Equipment and any Additional Equipment, in as good operating condition as when Tenant took possession, ordinary wear and tear excepted. Any of Tenant's personal property left on or in the Premises after the expiration of the Term or earlier termination of this Lease shall be deemed to be abandoned, and, at Landlord's option, title shall pass to Landlord under this Lease.

     22.2 Holding Over. In the event that Tenant shall not immediately surrender the Premises to Landlord on the expiration of the Term or earlier termination of this Lease, Tenant shall be deemed to be a tenant at sufferance upon all of the terms and provisions of this Lease, except the monthly Base Rent shall be twice the monthly Base Rent in effect during the last month of the Term. Notwithstanding the foregoing, if Tenant shall hold over after the expiration of the Term or earlier termination of this Lease, and Landlord shall desire to regain possession of the Premises and any Additional Equipment, then Landlord may forthwith re-enter and take possession of the Premises and any Additional Equipment. Tenant shall indemnify Landlord against all damages, losses, expenses and costs (including reasonable attorneys' fees and court costs) permitted under law that Landlord may incur as a result of Tenant's holdover use and occupancy of the Premises and any Additional Equipment.

     22.3 Prorations.

          (i) All Taxes, operating expenses pertaining to the operation of the Premises and any Additional Equipment incurred by Tenant, utility expenses, water and sewer rents and charges, front-foot benefit charges (if applicable), or similar charges or fees shall be prorated as of the Expiration Date.

          (ii) All Service Contracts to be assigned to Landlord shall be prorated between the parties as of the Expiration Date, and the costs of terminating any contracts or agreements that are not assumed by Landlord shall be borne by Tenant.

          (iii) Tenant shall pay for, and shall indemnify Landlord against any liability for, services performed or for work on the Premises or any Additional Equipment undertaken by or at the direction of Tenant prior to the expiration of the Term.

          (iv) On the expiration of the Term, (A) all prorations between Landlord and Tenant provided for pursuant to the terms of this Lease shall be made on the basis of estimates using the most current information available as of the expiration of the Term; and (B) a suitable escrow (the "Escrow"), the amount and terms of which shall be satisfactory to Landlord and Tenant, shall be established by Landlord and held by an independent escrow agent selected by Landlord and Tenant to provide for payment of utility charges, operating expenses, contract liabilities accrued, and/or work on the Premises contracted for by Tenant, that are due and payable by Tenant pursuant to the terms of this Lease, but for which final bills are not available on the expiration of the Term. Within forty-five (45) days after the expiration of the Term or as soon thereafter as is reasonably possible, the parties shall make a final settlement of all prorations to be made pursuant to the terms of this Lease, and following such final settlement, any sums remaining in the Escrow shall be paid by escrow agent to the applicable party.

                           ARTICLE 23 QUIET ENJOYMENT

     Landlord covenants that provided no Event of Default has occurred and is continuing, Tenant shall during the Term peaceably and quietly occupy and enjoy use and possession of the Premises and any Additional Equipment without molestation or hindrance by Landlord or any party claiming through or under Landlord, subject to the provisions of this Lease and any

Mortgage to which this Lease is subordinate and easements, conditions and restrictions of record affecting the Land; provided, however, that nothing herein shall derogate the provisions of Section 21.1 concerning non-disturbance as a condition of subordination or Section 2.3 concerning limitations on future covenants, conditions and restrictions of record.

          ARTICLE 24 TENANT'S COVENANTS REGARDING HAZARDOUS MATERIALS

     24.1 Definition. As used in this Lease, the term "Hazardous Materials" means any flammable items, explosives, radioactive materials, hazardous or toxic substances, material or waste or related materials, including any substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "infectious wastes," "hazardous materials" or "toxic substances" now or subsequently regulated under any federal, state or local laws, regulations or ordinances including oil, petroleum-based products, paints, solvents, lead, cyanide, DDT, printing inks, acids, pesticides, ammonia compounds and other chemical products, asbestos, PCBs and similar compounds, and including any different products and materials which are subsequently found to have adverse effects on the environment or the health and safety of persons.

     24.2 Existing Hazardous Materials. As of the date hereof, the Buildings may contain certain Hazardous Materials, including lead in the pipes supplying drinking water and asbestos in certain materials (collectively, the "Existing Hazardous Materials"). Tenant is leasing the Premises in its "as is" condition with knowledge of the possible presence of the Existing Hazardous Materials. Landlord shall not be required to abate any of the Existing Hazardous Materials, except to the extent required by law. Tenant hereby releases Landlord from any claims that it may have against Landlord pertaining to any Existing Hazardous Materials in any way.

     24.3 General Prohibition. Except for the Existing Hazardous Materials, Tenant and Affiliates shall not cause or permit any Hazardous Materials to be generated, produced, brought upon, used, stored, treated, discharged, released, spilled or disposed of on, in, under or about the Premises or any Additional Equipment by Tenant or its Agents, Affiliates, sublessees or assignees without the prior written consent of Landlord; provided, however, that Tenant and Affiliates, without Landlord's consent, may use toner, ordinary cleaning supplies, and other substances commonly found in manufacturing facilities or used in Tenant's or Affiliates' normal business operations as long as they are used and stored in compliance with law. Landlord shall be entitled to take into account such factors or facts as Landlord may in its good faith business judgment determine to be relevant in determining whether to grant, condition or withhold consent to Tenant's proposed activity with respect to Hazardous Materials. In no event, however, shall Landlord be required to consent to the installation or use of any storage tanks in, on or under the Premises, the Buildings or the Land. If Landlord consents to the generation, production, use, storage, treatment or disposal of Hazardous Materials in or about the Premises or any Additional Equipment by Tenant, its Agents, Affiliates, sublessees or assignees, then, in addition to any other requirements or conditions that Landlord may impose in connection with such consent, (i) Tenant promptly shall deliver to Landlord copies of all permits, approvals, filings, and reports reflecting the legal and proper generation, production, use, storage, treatment or disposal of all Hazardous Materials generated, used, stored, treated or removed from the Premises or any Additional Equipment and, upon Landlord's request, copies of all hazardous waste manifests relating thereto, and (ii) upon expiration or earlier termination of this Lease, Tenant shall cause all Hazardous Materials arising out of or related to the use or occupancy of the Premises or any Additional Equipment during the Term by Tenant or its Agents, Affiliates, sublessees or assignees to be removed from the Premises and any Additional Equipment and transported for use, storage or disposal in accordance with all applicable laws, regulations and ordinances and Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord of the same. Notwithstanding the foregoing, nothing in this Article shall be construed to require Tenant to (i) remove any asbestos present in any Building as of Commencement Date, or (ii) remediate lead in the drinking water as of the Commencement Date.

     24.4 Indemnification. Tenant shall indemnify, defend and hold Landlord harmless from any and all actions (including remedial or enforcement actions of any kind, administrative or judicial proceedings, and orders or judgments arising out of or resulting therefrom), costs, claims, damages (including punitive damages), expenses (including reasonable attorneys', consultants' and experts' fees, court costs and amounts paid in settlement of any claims or actions), fines, forfeitures or other civil, administrative or criminal penalties, injunctive or other relief (whether or not based upon personal or bodily injury, property damage, contamination of, or adverse effects upon, the environment, water tables or natural resources), liabilities or losses permitted by law and incurred by Landlord arising from (i) a breach of Section 24.3 by Tenant, its Agents, Affiliates, sublessees or assignees, or (ii) any claims made by Tenant's Agents, Affiliates, sublessees or assignees pertaining to the Existing Hazardous Materials in any way; provided, however, that this indemnity shall not extend to any claims arising from any asbestos remediation made by or at the direction of Landlord.

     24.5 Notice. In the event that any governmental agency or entity having jurisdiction over the Premises or any Additional Equipment requires the removal of any Hazardous Materials, Tenant shall be responsible for removing those Hazardous Materials arising out of or related to the use or occupancy of the Premises or any Additional Equipment both before and after the Commencement Date by Tenant or its Agents, Affiliates, sublessees or assignees, but not those of its predecessors. Notwithstanding the foregoing, Tenant shall not take any remedial action in or about the Premises or any Additional Equipment, nor enter into any settlement agreement, consent decree or other compromise with respect to any claims relating to any Hazardous Materials in any way connected with the Premises or any Additional Equipment without first notifying Landlord of Tenant's intention to do so and affording Landlord the opportunity to appear, intervene or otherwise appropriately assert and protect Landlord's interest with respect thereto. Except to the extent attributable to work undertaken by or on behalf of Landlord, Tenant immediately shall notify Landlord in writing of: (i) any spill, release, discharge or disposal of any Hazardous Materials in, on or under the Premises or any Additional Equipment or any portion thereof during the Term, (ii) any enforcement, cleanup, removal or other governmental or regulatory action instituted, contemplated or threatened (if Tenant has notice thereof) pursuant to any Hazardous Materials laws; (iii) any claim made or threatened by any person against Tenant or with respect to the Premises or any Additional Equipment relating to damage, contribution, cost recovery, compensation, loss or injury resulting from or claimed to result from any Hazardous Materials; and
(iv) any reports made to any environmental agency or entity arising out of or in connection with any Hazardous Materials in, on, under or about or removed from the Premises or any Additional Equipment during the Term, including any complaints, notices, warnings, reports or asserted violations in connection therewith of which

Tenant has notice. Tenant also shall supply to Landlord as promptly as possible, and in any event within five (5) business days after Tenant first receives or sends the same, copies of all claims, reports, complaints, notices, warnings or asserted violations relating in any way to the Premises or any Additional Equipment or Tenant's use or occupancy thereof.

     24.6 Survival. The respective rights and obligations of Landlord and Tenant under this Article 24 shall survive the expiration or earlier termination of this Lease.

                            ARTICLE 25 MISCELLANEOUS

     25.1 No Representations by Landlord. Tenant acknowledges that neither Landlord or its Agents nor any broker has made any representation or promise with respect to the Premises or any Additional Equipment, except as herein expressly set forth, and no rights, privileges, easements or licenses are acquired by Tenant except as herein expressly set forth. Tenant, by taking possession of the Premises and any Additional Equipment shall accept the Premises and any Additional Equipment, the Equipment and the Buildings "AS IS," and such taking of possession shall be conclusive evidence that the Premises and any Additional Equipment, the Equipment and the Buildings are in good and satisfactory condition at the time of such taking of possession.

     25.2 No Partnership. Nothing contained in this Lease shall be deemed or construed to create a partnership or joint venture of or between Landlord and Tenant, or to create any other relationship between Landlord and Tenant other than that of landlord and tenant.

     25.3 Brokers. Landlord and Tenant each represents and warrants to the other that it has not employed any broker, agent or finder relating to this Lease. Landlord shall indemnify and hold Tenant harmless, and Tenant shall indemnify and hold Landlord harmless, from and against any claim for brokerage or other commission arising from or out of any breach of the indemnitor's representation and warranty.

     25.4 Estoppel Certificate. Tenant shall, without charge, at any time and from time to time, within five (5) days after request therefor by Landlord, Mortgagee, any purchaser of the Land, the Equipment, any Additional Equipment or any Building or any other interested person, execute, acknowledge and deliver to such requesting party a written estoppel certificate certifying, as of the date of such estoppel certificate, the following: (i) that this Lease is unmodified and in full force and effect (or if modified, that the Lease is in full force and effect as modified and setting forth such modifications); (ii) that the Term has commenced (and setting forth the Commencement Date and Expiration Date);
(iii) that Tenant is occupying the Premises (or, if Tenant is not occupying the Premises, so stating); (iv) the amounts of Base Rent and Additional Rent currently due and payable by Tenant; (v) that there are no existing set-offs, charges, liens, claims or defenses against the enforcement of any right hereunder, including Base Rent or Additional Rent (or, if alleged, specifying the same in detail); (vi) that no Base Rent (except the first installment thereof) has been paid more than thirty (30) days in advance of its due date;
(vii) that Tenant has no knowledge of any then uncured default by Landlord of its obligations under this Lease (or, if Tenant has such knowledge, specifying the same in detail); (viii) that Tenant is not in default (or, if Tenant is in default, specifying the same in detail); (ix) that the address to which notices to Tenant should be sent is as set forth in the Lease (or, if not, specifying the correct address); and (x) any other certifications consistent with this Lease requested by Landlord, with any qualifications to such certifications that are needed for accuracy.

     25.5 No Counterclaims. In the event Landlord commences any proceedings for nonpayment of Rent, Tenant shall not interpose any counterclaims, except to the extent compulsory under applicable procedure. This shall not, however, be construed as a waiver of Tenant's right to assert such claims in any separate action brought by Tenant.

     25.6 Notices. All notices, demands, requests or other communications hereunder shall be in writing and shall be deemed duly given if delivered in person or upon receipt, if delivered by a recognized overnight delivery service providing for a receipted delivery (e.g., Federal Express), if to Landlord to Landlord's Address specified below or if to Tenant to Tenant's Address specified below. Landlord and Tenant may from time to time by written notice to the other designate another or a different address for receipt of future notices.

          Landlord's Address                 Mark Castaneda
                                             c/o Blue Rhino Corporation
                                             1420 Cambridge Plaza Drive
                                             Winston-Salem, NC  27104

          Tenant's Address                   Dave Slone
                                             c/o R4 Technical Center
                                             1420 Cambridge Plaza Drive
                                             Winston-Salem, NC  27104

     25.7 Invalidity of Particular Provisions. If any provisions of this Lease or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and be enforced to the full extent permitted by law.

     25.8 Gender and Number. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number or gender as the context may require.

     25.9 Benefit and Burden. Subject to the provisions of Article 8 and Section 21.1, and except as otherwise expressly provided in this Lease, the provisions of this Lease shall be binding upon, and shall inure to the benefit of, the parties hereto and each of their respective representatives, heirs, successors and assigns. Landlord may freely and fully assign its interest hereunder.

     25.10 Entire Agreement. This Lease (which includes the Exhibits attached hereto) contains and embodies the entire agreement of the parties hereto, and no representations, inducements or agreements, oral or otherwise, between the parties not contained in this Lease shall be of any force or effect. This Lease (other than the Rules and Regulations, which may be changed from time to time as provided herein) may not be modified, changed or terminated in whole or in part in any manner other than by an agreement in writing duly signed by Landlord and Tenant.

     25.11 Authority.

          (i) The person executing this Lease on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and validly existing limited liability company, in good standing, and qualified to do business in the State of North Carolina, that the limited liability company has full power and authority to enter into this Lease and that he or she is authorized to execute this Lease on behalf of the limited liability company.

          (ii) The person executing this Lease on behalf of Landlord hereby represents and warrants that Landlord is a duly formed and validly existing corporation, in good standing and qualified to do business in the State of North Carolina, that the corporation has full power and authority to enter into this Lease and that he or she is authorized to execute this Lease on behalf of the corporation.

     25.12 Attorneys' Fees. If, as a result of any default of Landlord or Tenant in its performance of any of the provisions of this Lease, the other party uses the services of an attorney in order to secure compliance with such provisions or recover damages therefor, or to terminate this Lease or evict Tenant, the non-prevailing party shall reimburse the prevailing party upon demand for any and all reasonable attorneys' fees and expenses so incurred by the prevailing party.

     25.13 Interpretation. "Include," "includes," and "including" mean considered as part of a larger group, and not limited to the items recited. "Shall" means is obligated to. "May" means "is permitted to." The necessary grammatical changes required to make the provisions hereof apply either to corporations, partnerships, or individuals, men or women, as the case may be, shall in all cases be assumed as though in each case fully expressed.

     25.14 No Personal Liability; Sale. Neither Landlord nor its Agents, whether disclosed or undisclosed, shall have any personal liability under any provision of this Lease. In the event of a judgment in favor of Tenant which remains unpaid, Tenant's right of redress, execution and levy shall be limited to the equity of Landlord in the Premises and any Additional Equipment. If the original Landlord hereunder, or any successor owner of the Premises and any Additional Equipment, shall sell or convey the Premises and any Additional Equipment, all liabilities and obligations on the part of the original Landlord, or such successor owner, under this Lease occurring thereafter shall terminate as of the day of such sale, and thereupon all such liabilities and obligations shall be binding on the new owner, subject to the limitations on liability provided in this Section 25.14 and elsewhere in this Lease. Tenant agrees to attorn to such new owner as long as such new owner agrees to recognize this Lease. Any successor to Landlord's interest shall not be bound by any payment of Base Rent or Additional Rent for more than one (1) month in advance.

     25.15 Force Majeure. Except for Tenant's obligations to pay Rent hereunder, neither Landlord nor Tenant shall be required to perform any of its obligations under this Lease, nor shall such party be liable for loss or damage for failure to do so, nor shall the other party thereby be released from any of its obligations under this Lease, where such failure by the non-performing party arises from or through acts of God, strikes, lockouts, labor difficulties, explosions, sabotage, accidents, riots, civil commotions, acts of war, results of any warfare or warlike conditions in this or any foreign country, fire or casualty, legal requirements, energy shortage or other causes beyond the reasonable control of the non-performing party, unless such loss or damage results from the willful misconduct or gross negligence of the non-performing party.

     25.16 Headings. Captions and headings are for convenience of reference only.

     25.17 Memorandum of Lease. Tenant shall, at the request of Landlord, execute and deliver a memorandum of lease in recordable form. Tenant shall not record such a memorandum or this Lease without Landlord's consent. In the event Tenant requests recordation of a memorandum of this Lease, Tenant shall be obligated to pay all costs, fees and taxes, if any, associated with such recordation, and Landlord shall cooperate with any request by Tenant for a memorandum of lease.

     25.18 Effectiveness. The furnishing of the form of this Lease shall not constitute an offer and this Lease shall become effective upon and only upon its execution by and delivery to each party hereto.

     25.19 Governing Law. This Lease is governed by and shall be construed in accordance with the laws of the State of North Carolina.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease under seal as of the date first above written.

ATTEST/WITNESS                      LANDLORD:

                                    BLUE RHINO CORPORATION, a Delaware
/s/ Loretta C. Hall                 corporation
----------------------------

                                    By: /s/ Mark Castaneda              (SEAL)
                                       ----------------------------------------
                                       Name:  Mark Castaneda
                                              ---------------------------------
                                       Title:  CFO
                                              ---------------------------------


ATTEST/WITNESS                      TENANT:

                                    R4 TECHNICAL CENTER - NORTH
                                    CAROLINA, LLC, a Delaware
                                    limited liability company
/s/ Abbye R. Caudle
-----------------------------

                                    By: /s/ David Slone                 (SEAL)
                                       ----------------------------------------
                                       Name:  David Slone
                                              ---------------------------------
                                       Title: President
                                              ---------------------------------

                                    EXHIBIT A

                          LEGAL DESCRIPTION OF THE LAND

Beginning at an existing nail in the Intersection of the centerlines of Buck Shoals Road (SR 1103) and Burgiss Road (SR 1112); thence with the centerline of Buck Shoals Road the following three (3) calls: N 06 degrees 23' 17" W, 334.83 feet to a point; N 00 degrees 47' 46" W, 185.99 feet to a point; and N 03 degrees 40' 07" E, 395.86 feet to a new nail; thence with the southern boundary of Lydall Atlantic, Inc. S 85 degrees 57' 32" E, 633.57 feet to an existing iron pipe; thence continuing with the southern boundary of Lydall Atlantic, Inc. S 42 degrees 35' 09" E, 231.68 feet to a new iron pipe; thence a new line with Millard F. Ashley, Sr. S 00 degrees 20' 28" W, 884.18 feet to a new nail in the centerline of Burgiss Road (SR 1112); thence with the centerline of Burgiss Road the following five (5) calls: N 50 degrees 49' 29" W, 66.94 feet to a point; along a curve to the left having a radius of 331.10 feet, a chord bearing N 66 degrees 48' 28" W, and a chord distance 213.84 feet to a point; N 85 degrees 38' 52" W, 54.28 feet to a point; along a curve to the right having a radius of 1,848.46 feet, a chord bearing N 85 degrees 02' 34" W, and a chord distance
275.43 feet to a point; and N 80 degrees 46' 13" W, 194.54 feet to the point and place of BEGINNING, containing 17.000 Acres more or less.

                                    EXHIBIT B

                          DESCRIPTION OF THE BUILDINGS

                                     Office

     This building is located at the northwestern side of the property and is used for administrative purposes relating to the business. The interior is divided into offices, restrooms, break rooms, storage rooms and equipment rooms. This business is briefly described as follows:


Size:                                    4,930 square feet

Foundation:                              Continuous reinforced concrete.

Exterior                                 walls: Insulated metal frame with
                                         split-block approximately 4' high
                                         across the front and sides.

Roof system:                             Steel bar joists with metal standing
                                         seam cover.

Interior                                 finish: Carpet or the floor covering,
                                         painted drywall walls, acoustic tile
                                         ceilings and recessed fluorescent
                                         lighting. Building has central heat and
                                         air conditioning.

Plumbing:                                1 restroom B 3 fixtures and 3 restrooms
                                         with 2 fixtures each.

Other:                                   Break rooms have custom cabinets with
                                         a small one compartment stainless
                                         steel sink and no built-in appliances.



                               Production Building

     To the south of the office building is the office building. This building is used for refurbishing and filing the small propane tanks. It is divided into two separate areas with a 4-hour masonry firewall and automatic fire doors. This building is briefly described as follows:


Size:                                    23,900 square feet

Foundation:                              Continuous reinforced concrete.

Exterior walls:                          Insulated metal siding.

Roof system:                             Steel bar joists with metal cover.

Interior finish:                         6 inch reinforced unfinished concrete
                                         floors, metal walls to 8 feet high
                                         with exposed insulation above and
                                         acoustic tile ceiling. Building is
                                         heated by hot water pipes imbedded in
                                         concrete floor. Water is heated by a
                                         boiler in an adjacent shed and piped
                                         underground to building.




Plumbing:                                1 restroom with 3 fixtures and 1
                                         restroom with 2 fixtures.  All of the
                                         building has a wet sprinkler system
                                         that obtains water from a 75,000 gallon
                                         tank located at the northeastern
                                         corner of the lot.

Other:                                   All fixtures are explosion proof.
                                         Metal support columns are encased in
                                         concrete block.  Building has two
                                         drive-in doors.


                                Storage Building

     To the south of the production building is the storage building. This building is used for storing the small propane tanks until they are ready for refurbishing or shipping. It is divided into two separate areas with a 4-hour masonry firewall and automatic fire doors. This building is briefly described as follows:


Size:                                    17,955 square feet

Foundation:                              Continuous reinforced concrete.

Exterior walls:                          Wall on one side is concrete block
                                         with exposed insulation. Other sides
                                         of the building are open.

Roof system:                             Steel bar joists with metal cover.

Interior finish:                         6 inch reinforced unfinished concrete
                                         floors and acoustic tile ceiling.
                                         Building has no heat.

Plumbing:                                No restrooms. All of the building has
                                         a dry sprinkler system.

Other:                                   All fixtures are explosion proof.
                                         Metal support columns are encased in
                                         concrete block. Building has 7 dock
                                         height truck walls with load levelers.
                                         Fire wall divides these wells into 4 on
                                         one side and 3 on the other.

                                Service Building

     This building is located east of the production building. It is primarily used for assembly and storage of patio heaters and cage displays for the propane gas cylinders that are sent to retailers. This building is briefly described as follows:


Size:                                    4,800 square feet

Foundation:                              Continuous reinforced concrete.

Exterior walls:                          1,025 sq. ft. at the western end is
                                         enclosed with insulated metal panels,
                                         remainder has 1 metal wall and the
                                         other three are open.

Roof system:                             Steel bar joists with metal cover.




Interior finish:                         No finish or heat.

Plumbing:                                None.

Other:                                   Building has 2 dock height truck wells.

                                    EXHIBIT C

                          DESCRIPTION OF THE EQUIPMENT

                                    EXHIBIT D

                              RULES AND REGULATIONS

     1. The sidewalks, entrances, passages, courts, vestibules, or stairways, or other parts of any Building not occupied by Tenant shall not be obstructed or encumbered or used for any purpose other than ingress and egress to and from the Premises.

     2. No signs, awnings or other projections shall be attached to the outside walls of any Building without the prior written consent of Landlord.

     3. No show cases or other articles shall be put in front of or affixed to any part of the exterior of any Building without the prior written consent of Landlord.

     4. The water and wash closets and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by Tenant.

     5. Subject to Article 10 of this Lease, there shall be no marking, painting, drilling into or in anyway defacing any part of the Premises or any Building. Tenant shall not construct, maintain, use or operate within the Premises any sound system that can be heard outside of any Building, except to the extent required by law.

     6. No animals, birds or pets of any kind shall be brought into or kept in or about the Premises, except for seeing eye dogs.

     7. Subject to Section 24.3 of this Lease, no inflammable, combustible, or explosive fluid, chemical or radioactive substance shall be brought or kept upon the Premises.

     8. Tenant, upon termination of its tenancy, shall provide to Landlord all keys for the Premises.

     9. The Premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.

     10. There shall not be used in any space, or in the public halls of any Building, either by Tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires.

     11. Where carpet is installed over access plates to under-floor ducts, Tenant will be required, at Tenant's expense, to provide access to said access plates when necessary. This rule shall not apply to carpet in existence on the date of this Lease.

     12. Tenant shall not permit the accumulation of trash in the public corridors.

     13. Tenant shall not overload the floors or exceed the maximum floor weight limits of the Premises.

     14. Tenant agrees not to operate any machinery in the Premises which may cause vibration or damage to the Premises.

                                   APPENDIX A

                               EQUIPMENT SCHEDULE

Description of Equipment:






Manufacturer of Equipment:






Supplier of Equipment:





Equipment Cost (inclusive of all sales and use taxes, transportation, delivery and other equipment-related charges paid by Landlord):


Financial Terms:


      Base Rent:                   each monthly installment of Base Rent shall
                                   be equal to one percent (1%) of Equipment
                                   Cost

      Commencement Date:

      Expiration Date:

      Term:

      Security Deposit:



     Tenant hereby acknowledges, agrees and certifies that the equipment as set forth and described in this Equipment Schedule (the "Additional Equipment") is in Tenant's possession, has been inspected by Tenant to its complete satisfaction, has been found to be in good working order, repair and condition and fully equipped to operate as required under applicable law for its purpose, is of a size, design, capacity and manufacture selected by Tenant and suitable for Tenant's purposes, and is, as of the date set forth below, unconditionally, irrevocably and fully




                                      (40)
accepted by Tenant for lease under the Lease. Tenant hereby further unconditionally and irrevocably reaffirms its acknowledgements and agreements in the Lease. All capitalized terms used herein that are not otherwise defined herein shall have the meanings given such terms in the Lease.

     Tenant hereby represents and warrants to Landlord that on the date hereof:

     (i) The representations and warranties of Tenant set forth in the Lease and all certificates and opinions delivered in connection therewith were true and correct in all material respects when made and are true and correct in all material respects as of the date hereof, with the same force and effect as if the same had been made on this date.

     (ii) Tenant has satisfied or complied with all conditions precedent and requirements as set forth in the Lease that are required to be to have been satisfied or complied with on or prior to the date thereof.

     (iii) No Event of Default under the Lease has occurred and is continuing on the date hereof, and no event has occurred which, with the passage of time, the giving of notice or both, would constitute an Event of Default.

     (iv) Tenant has obtained, and there are in full force and effect, such insurance policies with respect to the Additional Equipment as are required to be obtained under the terms of the Lease.

     (v) The facts, terms, information, description and costs set forth in this Equipment Schedule are true, complete, accurate and correct.

     Date of unconditional, irrevocable and final acceptance by Tenant:
__________________

     IN WITNESS WHEREOF, Tenant has caused this Equipment Schedule to be duly executed by its duly authorized officer as of the _____ day of ______________,
______.

                                     R4 TECHNICAL CENTER - NORTH CAROLINA, LLC



                                     By:                                 (SEAL)
                                        ---------------------------------------
                                        Name:
                                             ----------------------------------
                                        Title:
                                              ---------------------------------







                                      (41)